UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2012

Synthetic Biologics, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

617 Detroit Street, Suite 100

Ann Arbor, MI 48104

  (Address of principal executive offices and zip code)

(734) 332-7800

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On October 5, 2012, Synthetic Biologics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The matters voted on at the Meeting were: (1) the election of five directors: (a) Steve H. Kanzer, (b) Jeffrey J. Kraws, (c) Jeffrey Riley, (d) Scott L. Tarriff, and (e) Jeffrey Wolf; (2) the ratification of the Board’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and, (3) the approval of the issuance of the issuance of 3,552,210 shares of common stock to Intrexon Corporation in connection with the Exclusive Channel Collaboration. These matters are described in detail in the Company’s proxy statement for the Meeting, which was filed with the Securities and Exchange Commission on September 11, 2012. As of the record date for the meeting, August 6, 2012, 33,477,020 shares of common stock were issued and 33,395,538 shares of common stock were outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting. Each of the directors up for reelection was reelected and the other matters were approved by the required number of votes on each such matter. The final voting results were as follows:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) Steven Kanzer	17,358,175	618,268	11,275,243
(b) Jeffrey J. Kraws	17,793,892	182,551	11,275,243
(c) Jeffrey Riley	17,953,080	23,363	11,275,243
(d) Scott L. Tarriff	17,938,169	38,274	11,275,243
(e) Jeffrey Wolf	17,377,620	598,823	11,275,243

Matter	For	Against	Abstained	Broker Non-votes

2. Ratification of the appointment of BDO USA, LLP	29,076,000	158,126	17,560	0

3. Approval of the issuance of 3,552,210 shares of common stock to Intrexon Corporation in connection with the Exclusive Channel Collaboration	17,833,577	135,693	7,173	11,275,243

In connection with the reelection of directors, the Board of Directors appointed Mr. Tarriff to the Audit Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2012	Synthetic Biologics, Inc.
By: /s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer

3